Exhibit 99.2

LONE PINE RESOURCES INC. SUITE 1100, 640 - 5TH AVENUE SW CALGARY, ALBERTA T2P 3G4

News Release

Lone Pine Resources Announces Year-End 2012 NI 51-101 Reserves

CALGARY, ALBERTA, March 14, 2013 — Lone Pine Resources Inc. (“Lone Pine” or the “Company”) (NYSE, TSX: LPR) today announced the Company’s year-end 2012 estimated proved and probable reserves determined in accordance with Canadian National Instrument 51-101 — Standards of Disclosure for Oil and Gas Activities (“NI 51-101”) and the Canadian Oil and Gas Evaluation Handbook, as evaluated by the Company’s independent qualified reserves evaluators, DeGolyer and MacNaughton (“D&M”).  D&M evaluated 100% of Lone Pine’s properties.

Selected highlights from the year-end 2012 reserves include:

•                  Total estimated proved plus probable reserves of 98.2 MMboe

•                  Total estimated proved plus probable reserves of oil and NGLs of 36.2 MMboe

•                  Approximately 41% of proved plus probable reserves are classified as proved and 37% are oil and NGLs

•                  Achieved 2012 finding & development costs of $18.59 per proved plus probable boe

•                  Replaced 195% of 2012 total production from remaining properties on a proved plus probable basis

•                  Total estimated proved plus probable reserve life index of 21.8 years based on fourth quarter of 2012 average daily working interest sales volumes of 12,328 boe/d

•                  Year-end net asset value of $8.91 per share based on proved plus probable before tax PV10

All measures of proved and probable reserves and related future net revenue set forth in this news release are estimates and are based upon a report prepared by D&M evaluating the Company’s crude oil, natural gas and natural gas liquids reserves as at an effective date of December 31, 2012 in accordance with NI 51-101 (the “D&M Report”). The estimates are based on forecast prices and costs, using D&M’s commodity price forecast as of December 31, 2012 and assuming inflation with respect to future operating and capital costs, all in accordance with NI 51-101.

Unless otherwise stated, all reserves estimates disclosed herein are expressed on a “company gross” basis, representing Lone Pine’s working interest share before deduction of royalties.  Further information regarding the Company’s reserves and other information regarding its oil and gas activities is contained in the Statement of Reserves Data and Other Oil and Gas Information and related reports under NI 51-101 that Lone Pine has filed with securities regulatory authorities in Canada, copies of which will be available on SEDAR at www.sedar.com and on the Company’s website at www.lonepineresources.com.

Lone Pine has also reported its estimated proved reserves as of December 31, 2012 prepared in accordance with U.S. Securities and Exchange Commission (“SEC”) rules and disclosure requirements of the U.S. Financial Accounting Standards Board (“FASB”) in a separate news release dated today.  The differences between Lone Pine’s reserves estimates prepared in accordance with NI 51-101 and estimates prepared in accordance with SEC and FASB rules and requirements may be material.  See “Disclosure of Reserves Information”.

Corporate Reserves Information

Reserves Summary

The following table provides summary estimated reserves information as of December 31, 2012 based upon the D&M Report.

	Light & Medium Oil	Heavy Oil	NGLs	Natural Gas	Total	% of
	(Mbbl)	(Mbbl)	(Mbbl)	(MMcf)	(Mboe)	P+P

Proved Developed Producing	7,057	291	242	100,430	24,328	25%
Proved Developed Non-Producing	62	0	12	3,702	690	1%
Proved Undeveloped	10,426	0	10	29,308	15,321	16%
Total Proved Reserves	17,545	291	264	133,440	40,340	41%
Probable	17,857	214	24	238,806	57,896	59%
Total Proved plus Probable Reserves	35,402	505	288	372,245	98,236	100%

Note: Columns may not add due to rounding.

Reserves Values

The estimated net present value of future net revenues before tax associated with Lone Pine’s reserves as of December 31, 2012, and based on D&M’s future commodity price forecasts as at that date, are summarized below.

	Before Income Taxes - Discounted at (% / year)
($ millions)	5%	10%	15%	20%

Proved Developed Producing	$552	$422	$344	$292
Proved Developed Non-Producing	9	6	5	4
Proved Undeveloped	271	155	87	44
Total Proved	$831	$583	$436	$340
Probable	890	484	282	173
Total Proved plus Probable	$1,721	$1,067	$719	$513

Note: Columns may not add due to rounding.

Price Forecast

The following table sets forth D&M’s principal escalated commodity price forecasts and inflation assumptions as of December 31, 2012, which were used in the D&M Report.

	WTI @ Cushing	Edmonton Light Oil	NYMEX Henry Hub Reference	AECO Spot
	(US$/bbl)	(CDN$/bbl)	(US$/Mcf)	(CDN$/Mcf)

2013	$93.00	$87.48	$4.05	$3.49
2014	94.35	89.19	4.50	3.90
2015	95.72	90.93	5.00	4.41
2016	101.88	98.03	5.55	5.00
2017	106.62	103.83	6.10	5.61
2018	109.30	106.46	6.22	5.72
2019	112.62	109.74	6.35	5.83
2020	114.87	111.94	6.47	5.95
2021	117.17	114.18	6.60	6.07
2022	119.51	116.46	6.73	6.19
2023	121.90	118.79	6.87	6.31
2024	124.34	121.17	7.01	6.44
Thereafter	Escalation rate of 2.0%

Reserve Reconciliation

The following reconciliation of Lone Pine’s reserves compares changes in the Company’s estimated reserves as at December 31, 2011 to its estimated reserves as at December 31, 2012, based on the D&M Report.

	Light & Medium Oil (Mbbls)		Heavy Oil (Mbbls)		Natural Gas Liquids (Mbbls)		Natural Gas (MMcf)		Barrels of Oil Equivalent (Mboe)
	Proved	Proved + Probable	Proved	Proved + Probable	Proved	Proved + Probable	Proved	Proved + Probable	Proved	Proved + Probable

Balance at December 31, 2011	18,283	35,755	432	646	1,801	1,969	273,423	442,387	66,087	112,101
Extensions	404	5,228	0	0	0	0	9,002	69,915	1,904	16,881
Infill Drilling	7,494	11,171	0	0	0	0	415	673	7,563	11,283
Improved Recovery	75	110	0	0	0	0	6	11	76	112
Technical Revisions	(6,783)	(14,803)	(21)	(21)	1	(95)	(49,095)	(33,392)	(14,985)	(20,485)
Dispositions	(547)	(679)	0	0	(1,438)	(1,485)	(78,267)	(85,305)	(15,030)	(16,382)
Production	(1,380)	(1,380)	(120)	(120)	(100)	(100)	(22,044)	(22,044)	(5,274)	(5,274)
Balance at December 31, 2012	17,545	35,402	291	505	265	288	133,439	372,245	40,340	98,236

Note: Columns may not add due to rounding.

Finding & Development Costs

During 2012, Lone Pine’s capital expenditures resulted in proved plus probable reserve additions of 7,791 Mboe at a net finding & development cost of $18.59 per boe, including changes to future development capital (“FDC”).

The 2012 finding & development cost figures are summarized below.

	Proved + Probable Reserves
	Excluding Changes in FDC	Including Changes in FDC
Capital Expenditures ($MM)	$162.8	$162.8
Change in FDC ($MM)	$0.0	(18.0)
Total Expenditures ($MM)	$162.8	$144.8
Reserve Additions (Mboe)	7,791	7,791
Finding & Development Cost ($ per boe)	$20.90	$18.59

The finding & developments figures for total proved reserves have been excluded as the figure is not meaningful due to negative reserve additions in the period.

Net Asset Value

The following table provides a calculation of Lone Pine’s estimated net asset value at December 31, 2012 based on the estimated net present value of future net revenues associated with Lone Pine’s estimated proved plus probable reserves, before income taxes and discounted at 10%, as presented in the D&M Report and including Lone Pine’s book value of undeveloped land and net debt.

	Discounted at:
(In $ Million, except as noted)	5%	10%	15%

Net Present Value of Future Net Revenue, Before Tax	$1,721	$1,067	$719
Undeveloped Land	67	67	67
Net Debt(1)	(374)	(374)	(374)
Net Asset Value	$1,414	$760	$412
Common Shares Outstanding	85.2	85.2	85.2
Net Asset Value per Share	$16.59	$8.92	$4.83

(1) Long-term debt net of working capital excluding unrealized derivative gains.

Forward-Looking Statements

This news release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and Canadian securities laws. All statements, other than statements of historical facts, that address activities that Lone Pine assumes, plans, expects, believes, projects, estimates or anticipates (and other similar expressions) will, should or may occur in the future are forward-looking statements. The forward-looking statements provided in this news release are based on management’s current belief, based on currently available information, as to the outcome and timing of future events. Lone Pine cautions that future natural gas and liquids production, revenues, cash flows, liquidity, plans for future operations, expenses, outlook for oil and natural gas prices, timing of capital expenditures and other forward-looking statements relating to Lone Pine are subject to all of the risks and uncertainties normally incident to the exploration for and development and production and sale of oil and natural gas.  These risks relating to Lone Pine include, but are not limited to, oil and natural gas price volatility, its access to cash flows and other sources of liquidity to fund its capital expenditures, its level of indebtedness, its ability to replace production, the impact of the current financial and economic environment on its business and financial condition, a lack of availability of, or increase in costs relating to, goods and  services, environmental risks, drilling and other operating risks, regulatory changes, the uncertainty inherent in estimating future oil and gas production or reserves and other risks as described in the Company’s Annual Report on Form 10-K and in other reports and materials filed with or furnished to the SEC and, as applicable, Canadian securities regulatory authorities.  Any of these factors could cause Lone Pine’s actual results and plans to differ materially from those in the forward-looking statements.

Units of Equivalency

This news release discloses certain information on an “equivalency” basis with natural gas quantities converted to boe (barrel of oil equivalent) based on a conversion ratio of one barrel (bbl) of liquids to six thousand cubic feet (Mcf) of natural gas.  Units of equivalency such as boe may be misleading, particularly if used in isolation.  A boe conversion ratio of one bbl of crude oil or NGLs to six Mcf of natural gas is based on an energy equivalency conversion method primarily applicable at the burner tip and does not represent a value equivalency at the wellhead.  Although this conversion ratio is an industry accepted norm, it is not reflective of price or market value differentials between product types.

Disclosure of Reserves Information

All estimates of proved reserves and related future net revenue disclosed in this news release have been prepared in accordance with NI 51-101.  Estimates of reserves and future net revenue made in accordance with NI 51-101 will differ from corresponding estimates prepared in accordance with applicable SEC rules and disclosure requirements of FASB, and those differences may be material.  NI 51-101, for example, requires disclosure of reserves and related future net revenue estimates based on forecast prices and costs, whereas SEC and FASB standards require that reserves and related future net revenue be estimated using constant prices and costs (with prices based on a historical 12-month average price).  In addition, NI 51-101 permits the presentation of reserves estimates on a “company gross” basis, representing Lone Pine’s working interest share before deduction of royalties, whereas SEC and FASB standards require the presentation of net reserve estimates after the deduction of royalties and similar payments.  There are also differences in the technical reserves estimation standards applicable under NI 51-101 and, pursuant thereto, the Canadian Oil and Gas Evaluation Handbook, and those applicable under SEC and FASB requirements.  Further information regarding the principal differences between the methodology and other requirements applicable under NI 51-101 and those applicable under corresponding U.S. standards is contained in the Statement of Reserves Data and Other Oil and Gas Information under NI 51-101 that Lone Pine files with securities regulatory authorities in Canada, copies of which are available on SEDAR at www.sedar.com and on the Company’s website at www.lonepineresources.com.

In addition to being a reporting issuer in certain Canadian jurisdictions, Lone Pine is a registrant with the SEC and subject to domestic issuer reporting requirements under U.S. federal securities law, including with respect to the disclosure of reserves and other oil and gas information in accordance with U.S. federal securities law and applicable SEC rules and regulations (collectively, “SEC requirements”).  Disclosure of such information in accordance with SEC requirements is included in the Company’s Annual Report on Form 10-K and in other reports and materials filed with or furnished to the SEC and, as applicable, Canadian securities regulatory authorities.  The SEC permits oil and gas companies that are subject to domestic issuer reporting requirements under U.S. federal securities law, in their filings with the SEC, to disclose only estimated proved, probable and possible reserves that meet the SEC’s definitions of such terms.  Lone Pine has disclosed only estimated proved reserves in its filings with the SEC.  In addition, Lone Pine prepares its financial statements in accordance with United States generally accepted accounting principles, which require that the notes to its annual financial statements include supplementary disclosure in respect of the Company’s oil and gas activities, including estimates of its proved oil and gas reserves and a standardized measure of discounted future net cash flows relating to proved oil and gas reserve quantities.  This supplementary financial statement disclosure is presented in accordance with FASB requirements, which align with corresponding SEC requirements concerning reserves estimation and reporting.

It should not be assumed that the estimates of future net revenues contained herein represent the fair market value of the Company’s reserves.  There is no assurance that the forecast prices and cost assumptions applied by D&M in evaluating the reserves of Lone Pine will be attained, and variances could be material.  The reserves estimates attributed to the Company’s properties are estimates only and there is no guarantee that the estimated reserves will be recovered.  Actual crude oil, natural gas and NGL reserves may be greater than or less than the estimates provided herein, and the difference may be material.

The determination of oil and gas reserves involves estimating subsurface accumulations of oil and natural gas that cannot be measured in an exact manner.  The preparation of estimates is subject to an inherent degree of associated risk and uncertainty, including many factors that are beyond our control.  The estimation and classification of reserves is a complex process involving the application of professional judgment combined with geological and engineering knowledge to assess whether specific classification criteria have been satisfied.  It requires significant judgments and decisions based on available geological, geophysical, engineering and economic data as well as forecasts of commodity prices and anticipated costs.  The accuracy of any reserves estimate is a function of the quality of available data and its interpretation, and estimates by different reserves engineers often vary, sometimes significantly.  As circumstances change and additional data becomes available, whether through the results of drilling, testing and production or from economic factors such as changes in product prices or development and production expenses, reserves estimates also change.  Revisions may be positive or negative.  Oil and gas quantities ultimately recovered will vary from reserves estimates.

Reserve Life Index and Reserves Replacement Ratio

Lone Pine’s estimated proved plus probable reserve life index of 21.7 years, as disclosed in this news release, was calculated by dividing the Company’s estimated proved plus probable reserves of 98,236 Mboe (gross) as of December 31, 2012, by its fourth quarter of 2012 average daily production rate of 12,362 boe/d (gross).

Lone Pine’s reserves replacement ratio of 195% of 2012 annual production on a proved plus probable basis, as disclosed in this news release, was calculated by dividing the year-over-year increase in the Company’s estimated proved plus probable reserves from December 31, 2011 to December 31, 2012 of 7,791 Mboe (gross), by its total 2012 production from remaining properties of 3,998 Mboe (gross).

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Lone Pine Resources Inc. is engaged in the exploration and development of natural gas and light oil in Canada. Lone Pine’s reserves, producing properties and exploration prospects are located in Canada in the provinces of Alberta, British Columbia and Quebec and the Northwest Territories.  Lone Pine’s common stock trades on the New York Stock Exchange and the Toronto Stock Exchange under the symbol LPR.  For more information about Lone Pine, please visit its website at www.lonepineresources.com.

For further information please contact:

David M. Fitzpatrick

Interim Chief Executive Officer

Tel.: (403) 292-8000

Shane K. Abel

Vice President, Finance & Treasurer

Tel.: (403) 292-8000